UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2018

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.

On April 3, 2018 the exercise price of the Company’s outstanding Series S warrants (CUSIP number 150837177), that are publicly traded under the symbol “CVM WS” on the NYSE American, was changed to $1.75 per share until June 11, 2018. After this date, the exercise price will revert back to $31.25 per share of common stock. As a result of the reverse stock split which became effective on the NYSE American on June 15, 2017, 25 Series S warrants are required to purchase one share of common stock. The Series S warrants expire on October 11, 2018.

The Company issued a press release, filed as Exhibit 99.1, announcing the repricing of the exercise price of the Series S warrants.

Item 8.01    Other Events.

On April 4, 2018, the Company issued a press release, filed as Exhibit 99.2, providing an updated on the status of the Phase 3 clinical study and the arbitration suit the Company filed against the former clinical research organization for our Phase 3 trial.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated April 3, 2018

99.2	Press Release dated April 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: April 4, 2018	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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